UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2020

WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

 1201 Lake Robbins Drive
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 13, 2020 Western Midstream Operating, LP (the “Partnership”), a subsidiary of Western Midstream Partners, LP (NYSE: WES), completed the public offering of $300,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of 3.100% Senior Notes due 2025 (the “2025 Notes”), $1,200,000,000 aggregate principal amount of 4.050% Senior Notes due 2030 (the “2030 Notes”), and $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2050 (the “2050 Notes” and, together with the Floating Rate Notes, the 2025 Notes and the 2030 Notes, the “Notes”).

The terms of the Notes are governed by the Indenture, dated as of May 18, 2011 (the “Base Indenture”), by and among the Partnership, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Eleventh Supplemental Indenture (the “Supplemental Indenture”), dated as of January 13, 2020, by and between the Partnership and the Trustee, setting forth the specific terms applicable to the Notes (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). Interest on the Floating Rate Notes will accrue from January 13, 2020, at a floating rate payable quarterly on January 13th, April 13th, July 13th and October 13th of each year, with the initial interest payment being due on April 13, 2020. Interest on the 2025 Notes, the 2030 Notes and the 2050 Notes will accrue from January 13, 2020, and will be payable semi-annually on February 1st and August 1st of each year, with the initial interest payment being due on August 1, 2020.

The Partnership may redeem all or some of the 2025 Notes, the 2030 Notes and the 2050 Notes, in whole or in part, at any time prior to their maturity at the applicable redemption price as set forth in the Indenture. The Notes rank equally in right of payment with all of the Partnership’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Partnership may incur.

The Indenture contains covenants that will limit the ability of the Partnership and certain of its subsidiaries to create liens on its principal properties, engage in sale and leaseback transactions, undergo certain types of changes in control, merge or consolidate with another entity or sell, lease or transfer substantially all of its properties or assets to another entity. Initially, the Notes will not be guaranteed by any of the Partnership’s subsidiaries. In the future, however, if any of the Partnership’s subsidiaries guarantees the Partnership’s obligations under its revolving credit facility, then that subsidiary will, jointly and severally, fully and unconditionally guarantee the Partnership’s payment obligations under the Notes so long as such subsidiary has any guarantee obligation under the Partnership’s revolving credit facility.

The Indenture also contains customary events of default, including, among other things, (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; and (iv) certain events of bankruptcy or insolvency with respect to the Partnership. If an event of default occurs and is continuing with respect to any series of Notes, the Trustee or the holders of not less than 25% in principal amount of such series of outstanding Notes may declare the principal amount of such Notes and all accrued and unpaid interest to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Partnership occurs and is continuing, the principal amount of such Notes outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of such Notes.

Other material terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement relating to the Notes, dated January 9, 2020 as filed by the Partnership with the Securities and Exchange Commission on January 10, 2020. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of such Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 13, 2020, following the closing of the Offering (defined below), the Partnership repaid and terminated its $3.0 billion term loan Credit Agreement, dated as of December 19, 2018, by and among the Partnership, Barclays Bank PLC, as administrative agent, and the lenders party thereto (as amended, the “Term Loan Agreement”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On January 9, 2020 the Partnership, together with its general partner, Western Midstream Operating GP, LLC (the “General Partner”), the sole member of the General Partner, Western Midstream Partners, LP (“WES”), and the general partner of WES, Western Midstream Holdings, LLC, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and PNC Capital Markets LLC as representatives of the several underwriters, relating to the public offering (the “Offering”) of $300 million in aggregate principal amount of the Floating Rate Notes, $1.0 billion in aggregate principal amount of the 2025 Notes at a price to the public of 99.962% of their face value, $1.2 billion in aggregate principal amount of the 2030 Notes at a price to the public of 99.900% of their face value, and $1.0 billion in aggregate principal amount of the 2050 Notes at a price to the public of 99.442% of their face value.

On January 13, 2020, the Partnership completed the Offering. The Partnership used a portion of the net proceeds from the offering to repay and terminate the Term Loan Agreement. The Partnership will use the remaining net proceeds for general partnership purposes, including repayment of borrowings under its revolving credit facility.

The Offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-231590-01)), which became effective on May 17, 2019.

The Underwriting Agreement contains customary representations, warranties and agreements, conditions to closing, indemnification obligations, including for liabilities under the Securities Act of 1933, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In addition, affiliates of certain of the underwriters are lenders under the Partnership’s term loan credit facility and revolving credit facility and, as such, will receive a portion of the proceeds from the offering pursuant to the repayment of such indebtedness.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated January 9, 2020, by and among Western Midstream Operating, LP, Western Midstream Operating GP, LLC, Western Midstream Partners, LP, Western Midstream Holdings, LLC and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and PNC Capital Markets LLC, as representatives of the several underwriters named therein.

4.1	Eleventh Supplemental Indenture, dated as of January 13, 2020, by and between Western Midstream Operating, LP, as Issuer, and Wells Fargo Bank, National Association, as Trustee.
4.2	Form of Floating Rate Senior Notes due 2023 (included as Exhibit A-1 to Exhibit 4.1).
4.3	Form of 3.100% Senior Notes due 2025 (included as Exhibit A-2 to Exhibit 4.1).
4.4	Form of 4.050% Senior Notes due 2030 (included as Exhibit A-3 to Exhibit 4.1).
4.5	Form of 5.250% Senior Notes due 2050 (included as Exhibit A-4 to Exhibit 4.1).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	January 13, 2020	By:	/s/ Michael C. Pearl
Michael C. Pearl Senior Vice President and Chief Financial Officer

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